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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              FILLMORE CORPORATION

FILLMORE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

1. The corporation's Certificate of Incorporation is amended and restated to read in its entirety as follows:

      FIRST: The name of the corporation is FILLMORE CORPORATION.

      SECOND: Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The registered agent in charge thereof is The Corporation Trust Company.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock that the corporation shall have authority to issue is One Thousand (1,000), and the par value of each of such shares is One Dollar ($1.00).

      FIFTH: The Board of Directors of the corporation is expressly authorized to make, alter or repeal bylaws of the corporation; but the stockholders may make additional bylaws and may alter or repeal any bylaw, whether adopted by them or otherwise.

      SIXTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

      SEVENTH: Elections of directors need not be by written ballot, except to the extent provided in the bylaws of the corporation.


                                  * * * * * * *
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2. The foregoing Restated Certificate of Incorporation has been duly adopted in the manner required by Sections 242 and 245 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed this 6th day of August, 1993.

                                       FILLMORE CORPORATION



                                       By: /s/ Nicholas P. Clainos
                                           ---------------------------------
                                           Nichaolas P. Clainos, President


Attest:

/s/ Franklin D. Rockwell
------------------------
Franklin D. Rockwell, Jr., Secretary


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